UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 15, 2026

FRANKLIN BSP REAL ESTATE DEBT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-56765	99-3480205
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Madison Ave., Suite 1600 New York, New York 10010
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 588-6770

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 16, 2026, the Board of Directors (the “Board”) of Franklin BSP Real Estate Debt, Inc. (the “Company”) appointed Jerome S. Baglien, the Company’s Chief Financial Officer and Chief Operating Officer, to serve as President of the Company, effective immediately. Mr. Baglien succeeds Michael Comparato, who resigned as the Company’s Chief Executive Officer and President and as a director of the Company on September 15, 2026. Mr. Comparato will continue to serve as an advisor to Benefit Street Partners L.L.C., the Company’s external advisor. The Board also reduced the size of the Board from six directors to five directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN BSP REAL ESTATE DEBT, INC.

By:	/s/ Jerome S. Baglien
Name:	Jerome S. Baglien
Title:	President, Chief Financial Officer and Chief Operating Officer

Date: September 17, 2026